EXHIBIT 3.2
AMENDED AND RESTATED
BYLAWS
OF
ASSISTED LIVING CONCEPTS, INC.
(hereinafter, the “Corporation”)
ARTICLE I
Offices and Records
          Section 1. Principal Executive Office. The Board of Directors (the “Board”) shall fix the location of the principal executive office of the Corporation at any place within or without the State of Nevada. The Board shall fix and designate a registered business office in the State of Nevada.
          Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board may from time to time determine or the business of the Corporation may require.
          Section 3. Records. The books and records of the Corporation may be kept outside of the State of Nevada at such place or places as may from time to time be designated by the Board.
ARTICLE II
Stockholders
     Section 1. Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Nevada as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.
     Section 2. Annual Meetings. (a) Notice of Meeting. The annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting in accordance with these Bylaws. Written notice of each annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the

United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.
     (b) Notice of Stockholder Business. To be properly brought before the annual meeting, business must be either: (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive office of the Corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that for the purpose of calculating the timeliness of stockholder notices for the 2007 annual meeting, the date of the immediately preceding annual meeting shall be deemed to be May 15, 2006; provided, further, with respect to any annual meeting other than the 2007 annual meeting, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder must be given not later than fifteen (15) days following the earlier of the date on which notice of the annual meeting was mailed to stockholders or the date on which public disclosure of the annual meeting was made. A stockholder’s notice to the Secretary shall set forth: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if he or she should so determine, he or she shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.
          Section 3. Special Meetings. Unless otherwise prescribed by law or provided by the resolution or resolutions adopted by the Board designating the rights, powers and preferences of any series of preferred stock and the certificate of designations filed by the Corporation with respect thereto (collectively, “Certificate of Designations”), and except as set forth in the Amended and Restated Articles of Incorporation of the Corporation (the “Articles of Incorporation”), special meetings of the stockholders, for any purpose or purposes, may be called only at the request in writing of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting.

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.
          Section 4. Quorum. Unless otherwise required by law, the Articles of Incorporation, any Certificate of Designations or these Bylaws, the holders of a majority in total voting power of the capital stock issued and outstanding and entitled to vote generally in the election of directors (“Voting Stock”), present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders for the transaction of business, except that when specified business is to be voted on by a class or series of stock voting as a separate class or series, the holders of a majority in total voting power of the issued and outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In such event, notice need not be given of the date, time or place of the adjourned meeting if they are announced at the meeting at which the adjournment is taken. At such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless a different period is prescribed by applicable law.
          Section 5. Voting. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Articles of Incorporation, any Certificate of Designations or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of at least a majority of the total number of votes cast with respect to a matter shall be the act of the stockholders. No stockholder shall be entitled to exercise any right of cumulative voting. Every reference in these Bylaws to a majority or other proportion of shares, or a majority or other proportion of the votes of the capital stock (or any one or more classes or series of the capital stock) shall refer to such majority or other proportion of the votes to which such shares of capital stock entitle their holders to cast as provided in the Articles of Incorporation (sometimes referred to herein as the “voting power”).
          Section 6. Conduct of Business. The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The Chairman shall have the power to adjourn the meeting to another place, date and time.
          Section 7. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Articles of Incorporation or any Certificate of Designations, any action required or permitted to be taken at any meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of all of the outstanding capital stock entitled to vote thereon.
          Section 8. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares and class of stock registered in the name of each stockholder. Such list shall be open to examination by any stockholder at the time and place where the meeting is to be held. The stock ledger of the Corporation shall constitute the list required by this Section 8 and shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of stockholders.
          Section 9. Inspectors of Elections; Opening and Closing the Polls. The Board shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting.
          The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
ARTICLE III
Directors
          Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authorities expressly conferred upon the Board by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws required to be exercised or done by the stockholders.
          Section 2. Number of Directors; Nomination; Removal. (a) Number of Directors. Subject to any limitations in the laws of the State of Nevada, the Articles of

Incorporation or the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed, and may be increased or decreased from time to time, exclusively by a resolution adopted by a majority of the entire Board. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. For purposes of these Bylaws, the term “entire Board” means the total number of directors fixed by the Board from time to time, disregarding any vacancies or unfilled newly created directorships.
     (b) Nominations. Nominations of persons for election to the Board of the Corporation at the annual meeting may only be made at such meeting (i) by or at the direction of the Board, (ii) by any committee or persons appointed by the Board or (iii) by any stockholder at the meeting who complies with the notice procedures set forth in this Section 2 of Article III. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that for the purpose of calculating the timeliness of stockholder notices for the 2007 annual meeting, the date of the immediately preceding annual meeting shall be deemed to be May 15, 2006; provided, further, with respect to any annual meeting other than the 2007 annual meeting, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder must be given not later than fifteen (15) days following the earlier of the date on which notice of the annual meeting was mailed to stockholders or the date on which public disclosure of the annual meeting was made. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice, (a) the name and record address of the stockholder and (b) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
     (c) Removal. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article III, and each director elected shall hold office until his or her successor is elected and qualified; provided, however, that unless otherwise restricted by the Articles of Incorporation, any Certificate of Designations or by law, any director or the entire Board may be removed, either with or without cause, from the Board at any meeting of stockholders by the holders of two-thirds (2/3) in total voting power of the Voting Stock.
          Section 3. Qualification and Election of Directors. Directors need not be stockholders or citizens or residents of the United States of America. Each of the directors shall hold office until his or her resignation or removal in the manner hereinafter provided.
          Section 4. Resignations. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.
          Section 5. Vacancies. Except as otherwise provided by a Certificate of Designations, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified at the next annual meeting of stockholders. No decrease in the number of directors shall shorten the term of any incumbent director.
          Section 6. Meetings. Meetings of the Board shall be held at such place or places, on such date or dates, and such time or times as shall have been established by the Board and publicized among directors. A notice of each regular meeting shall not be required.
          Section 7. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President or by any two directors on twenty-four (24) hours notice to each director, either personally, by mail or by facsimile or other electronic transmission. The person or persons authorized to call special meetings of the Board may fix the place and time of the meetings.
          Section 8. Quorum. Unless otherwise provided by law, the Articles of Incorporation or any Certificate of Designations, at all meetings of the Board, a majority of the entire Board, less any vacancies, shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is fixed, such sole director shall constitute a quorum.
          Section 9. Action by Consent of Board. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
          Section 10. Meeting by Means of Conference Telephone. Members of the Board, or any committee thereof, may participate in a meeting of the Board, or any committee, by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
          Section 11. Committees. The Board may, by resolution or resolutions passed by a majority of the entire Board, less any vacancies, designate from among its members one or more committees; provided that no committee shall have the power or authority to: (i) fill a vacancy in the Board or in a committee thereof, (ii) amend or repeal any Bylaw or adopt any new Bylaw, (iii) amend or repeal any resolution of the Board, (iv) increase the number of directors on the Board or (v) remove any director. Members of any committee shall hold office for such period as may be prescribed by the vote of the entire Board, subject, however, to removal at any time by the majority vote of the entire Board. Vacancies in membership of such committees shall be filled by majority vote of the entire Board. Committees may adopt their own rules of procedures and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when required.
          Section 12. Compensation. The Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
Officers
          Section 1. General. The elected officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer and such other officers (including, without limitation, one or more Vice Presidents, a Chief Operating Officer and a Chief Financial Officer) as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The Board, or any committee thereof, may from time to time elect, or the Chairman of the Board or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board, or such committee, or by the Chairman of the Board or President, as the case may be.
          Section 2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign, but any officer may be removed from office at any time by the Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board or President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.
          Section 3. Chairman of the Board. The Chairman of the Board shall be the Chairman of all meetings of the stockholders and shall preside at all meetings of the Board. The Chairman shall have the power to designate any other person as the Chairman of any meeting of stockholders. Except where by law the signature of the President is required, the Chairman of the Board shall possess the power to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board. The Chairman of the Board shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board.
          Section 4. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by any officer of the Corporation and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present, in each case subject to having obtained the requisite approvals from the Board and stockholders with respect to any such matter. The Board may, by resolution, from time to time confer like powers upon any other person or persons.
          Section 5. Vice Chairman. The Vice Chairman of the Board, if one shall be appointed, or the Vice Chairmen, if there shall be more than one, shall perform such duties and may exercise such other powers as from time to time may be assigned by these Bylaws, the Board or the Chairman of the Board. In the absence or disability of the Chairman of the Board, the Vice Chairman shall preside at meetings of the stockholders and the Board.
          Section 6. President. The President shall preside at meetings of the stockholders and the Board in the absence of the Chairman of the Board. The President shall in addition be the Chief Executive Officer of the Corporation and shall exercise general and active supervision over and management of the property, affairs and business of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he or she, in his or her discretion, may deem to be in the best interests of the Corporation. The President shall, in general, perform all duties incident to the office of President and shall have such other duties as the Board may from time to time prescribe.
          Section 7. Vice Presidents. The Vice President, or Vice Presidents, if any shall be appointed, shall have such duties as the Board, the President or these Bylaws may from time to time prescribe. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all duties of the President, and when so acting shall have all the powers of and be subject to all restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board.
          Section 8. Chief Financial Officer. The Chief Financial Officer, if any, shall act in an executive financial capacity. He or she shall assist the Chairman of the Board and the President in the general supervision of the Corporation’s financial policies and affairs.
          Section 9. Treasurer. The Treasurer shall have custody of the Corporation’s funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board. He or she shall disburse the funds of the Corporation as may be ordered by the Board or the President, taking proper vouchers for such disbursements. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board, the Chairman of the Board or the President.
          Section 10. Secretary. The Secretary shall keep, or cause to be kept, in one or more information storage devices provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders. In addition, he or she shall see that all notices are duly given in accordance with the provisions of the Articles of Incorporation, these Bylaws and as required by law. He or she shall be custodian of the records and the seal of the Corporation, shall affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all other documents to be executed on behalf of the Corporation under its seal, and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed. In general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board or the President.
          Section 11. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall perform such duties as from time to time shall be assigned to them by the Board, the Chairman of the Board, the President, or by the Treasurer or Secretary, respectively. An Assistant Treasurer or Assistant Secretary need not be an officer of the Corporation.
          Section 12. Vacancies. Any newly created elected office and any vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation or removal may be filled by the Chairman of the Board or the President.
ARTICLE V
Stock
          Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman or the Vice Chairman of the Board, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.
          Section 2. Signatures. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar on the date of issue.
          Section 3. Lost Certificates. The Board may direct a new certificate to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
          Section 4. Transfers. Except as otherwise provided by law, the Articles of Incorporation, any Certificate of Designations or these Bylaws, upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate or shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
          Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for the purpose of any other lawful action, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
          Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VI
Notices
          Section 1. Notices. Whenever written notice is required by law, the Articles of Incorporation, any Certificate of Designations or these Bylaws, to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile or other electronic transmission or as otherwise permitted by law.
          Section 2. Waivers of Notice. Whenever any notice is required by law, the Articles of Incorporation, any Certificate of Designations or these Bylaws, to be given to any director or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director or a stockholder in person or by proxy at such a meeting shall constitute a waiver of notice to such director or stockholder of such meeting, except when such director or stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VII
General Provisions
          Section 1. Dividends. Subject to applicable law and the provisions of the Articles of Incorporation and any Certificate of Designations, dividends upon the capital stock of the Corporation may be declared by the Board at any meeting, and may be paid in cash or in property. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any proper purpose, and the Board may modify or abolish any such reserve.
          Section 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, or such other period as may be adopted by resolution of the Board.

          Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Nevada.” The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or otherwise reproduced.
ARTICLE VIII
Indemnification
          Section 1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director, officer, agent or employee of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee, fiduciary, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director, officer, partner, employee, fiduciary, agent or trustee, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, taxes in respect of the Employee Retirement Income Security Act of 1974 (“ERISA”) or penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee (i) is not liable pursuant to Chapter 78 of the Nevada Revised Statutes (the “NCL”), Title 7, Section 138, or any successor thereto or (ii) acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee is liable pursuant to Section 138 of the NCL or that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
          Section 2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee (i) is not liable pursuant to Section 138 of the NCL or (ii) acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Article VIII, Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which such court deems proper.
          Section 3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article VIII (but subject to Section 8 of this Article VIII), to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VIII, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
          Section 4. Advance of Expenses. In the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article VIII, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Any advances or undertakings to repay pursuant to this Section 4 shall be unsecured and interest-free.
          Section 5. Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Article VIII, Section 5. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article VIII. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article VIII for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.
          Section 6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Sections 1, 2, 3 or 4 of this Article VIII, an Indemnitee shall submit to the Corporation a written request. Any such indemnification or advancement of expenses shall be made as soon as practicable after written demand by Indemnitee therefor is presented to the Corporation, and in any event within (i) in the case of indemnification under Section 3 or Section 4, 20 business days after receipt by the Corporation of the written request of Indemnitee, or (ii) in the case of all other indemnification, 45 business days after receipt by the Corporation of the written request of Indemnitee, unless with respect to requests under this clause (ii), the Corporation (y) has assumed the defense pursuant to Section 5 of this Article VIII (and none of the circumstances described in Section 5 of this Article VIII that would nonetheless entitle Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (z) has determined, by clear and convincing evidence, within such 45 business-day period referred to above, that Indemnitee did not meet the applicable standard of conduct. Such determination, and any determination that advanced expenses must be repaid to the Corporation, shall be made in each instance (i) if requested by the Indemnitee, by independent legal counsel in a written opinion or (ii) if no request is made by the Indemnitee for a determination by independent legal counsel, (A) by the Board by a majority vote of a quorum consisting solely of directors who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), or (B) if a quorum of the Board consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (C) if a quorum of disinterested directors so directs, by the stockholders of the Corporation.
          Section 7. Remedies. The right to indemnification or advancement of expenses as granted by this Article VIII shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article VIII that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In any suit brought by Indemnitee to enforce a right to indemnification, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with any action instituted by Indemnitee to enforce or interpret its right to indemnification, in whole or in part, shall also be indemnified by the Corporation, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court of competent jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 4 of this Article VIII to advancement of expenses with respect to such action.
          Section 8. Limitations. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 of this Article VIII, the Corporation shall not indemnify an Indemnitee pursuant to this Article VIII in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of the Corporation. Notwithstanding anything to the contrary in this Article VIII, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.
          Section 9. Subsequent Amendment. No amendment, termination or repeal of this Article VIII or of the relevant provisions of the NCL or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.
          Section 10. Other Rights. Notwithstanding any provision in these Bylaws to the contrary, the Corporation shall, to the fullest extent permitted by Nevada law, indemnify and hold harmless any person made or threatened to be made a party to any action by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or while a director, officer, employee or agent of the Corporation is or was serving, at the Corporation’s request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director or officer, employee or agent. The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any statute, provision of the Articles of Incorporation or these Bylaws, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of any such Indemnitee. Nothing contained in this Article VIII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers, directors, employees and agents providing indemnification rights and procedures different from those set forth in this Article VIII. In addition, the Corporation may, to the extent authorized from time to time by the Board, grant indemnification rights to other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VIII.
          Section 11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), liabilities, losses, judgments, fines, ERISA taxes or penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines, ERISA taxes or penalties or amounts paid in settlement to which Indemnitee is entitled.
          Section 12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NCL.
          Section 13. Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines, ERISA taxes or penalties and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this

Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.
          Section 14. Subsequent Legislation. If the NCL is amended after adoption of this Article VIII to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the NCL, as so amended.
ARTICLE IX
Amendments
          Section 1. Amendments, etc. (a) Any provision of these Bylaws may be altered, amended or repealed at the annual or any regular meeting of the Board without prior notice, or at any special meeting of the Board if notice of such alteration or repeal be contained in the notice of such special meeting.
          (b) These Bylaws may also be altered, amended or repealed at a duly convened meeting of the stockholders by the affirmative vote of a majority in total voting power of the Voting Stock; provided, however, that the affirmative vote of the holders of at least 80% of the total voting power of the Voting Stock shall be required for the stockholders (but, for clarity, such approvals shall not be required with respect to alterations, amendments or repeals by the Board) to amend, alter or repeal, or adopt any Bylaw inconsistent with any of the following provisions of these Bylaws: Sections 2, 3, 4, 5, 6, and 7 of Article II; Sections 1, 2 and 5 of Article III; Article VIII and this Section 1(b) of Article IX or, in each case, any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Bylaw).